Exhibit 99.1
MasterBrand Reports Second Quarter 2025 Financial Results

•	Net sales increased 8% year-over-year to $730.9 million
•	Net income decreased 18% year-over-year to $37.3 million, representing a net income margin of 5.1%, down 160 basis points year-over-year
•	Adjusted EBITDA[1] was flat year-over-year at $105.4 million, representing an Adjusted EBITDA margin[1] of 14.4%, down 110 basis points year-over-year
•	Diluted earnings per share was $0.29 compared to $0.35 in the prior year period; adjusted diluted earnings per share[1] was $0.40, compared to $0.45 in the prior year period
•	Operating cash flow for the twenty-six weeks ended June 29, 2025 was $53.4 million with free cash flow[1] of $25.5 million
•	Company maintains 2025 financial outlook
•
Company separately announces definitive merger agreement with American Woodmark, strengthening the combined company’s financial profile to amplify returns, advance innovation, and accelerate value delivery

BEACHWOOD, OHIO. -- August 6, 2025 -- MasterBrand, Inc. (NYSE: MBC, the “Company,” or “MasterBrand”), the largest residential cabinet manufacturer in North America, today announced second quarter 2025 financial results.

“MasterBrand delivered a strong quarter, with year-over-year net sales growth driven by the acquisition of Supreme and incremental share gains, particularly in new construction,” said Dave Banyard, President and Chief Executive Officer. “Our associates’ continued, disciplined use of The MasterBrand Way, further progress on our Supreme integration, and previous price and cost actions, allowed us to effectively navigate through the challenging external environment to deliver second quarter adjusted EBITDA above our expectations. We’re encouraged by our momentum and confident in our ability to deliver attractive full-year adjusted EBITDA margins while continuing to invest in the business and execute on our long-term growth strategy.”

“Today, we are also pleased to announce our merger agreement with American Woodmark, which will be a transformative step that will create the industry’s most comprehensive portfolio of trusted cabinet brands and products,” Banyard continued. “By combining two highly complementary businesses, the proposed merger is expected to result in a combined company with stronger channel partnerships, expanded geographic reach, enhanced operational agility, and the ability to deliver meaningful value. With a strengthened financial profile, the combined company is expected to be better positioned to generate strong free cash flow, navigate market cycles with greater resilience, and further invest in growth, automation, and technology. Leveraging the successful progress in our Supreme integration efforts, we believe we are well-positioned to realize approximately $90 million in run-rate cost synergies by the third year following transaction close.”

Second Quarter 2025
Net sales were $730.9 million, an increase of 8% compared to the second quarter of 2024, driven by a positive contribution of 10% growth from our Supreme acquisition and 3% growth from the flow through of our anticipated net average selling price (ASP) improvements, partially offset by volume declines of 5% in our base business, specifically with our customers servicing the repair and remodel market. Gross profit was $239.7 million, compared to $231.0 million in the prior year. Gross profit margin decreased 130 basis points to 32.8% on lower volume and unfavorable fixed cost leverage, partially offset by the positive contribution from Supreme, continuous improvement efforts net of inflation, and higher net ASP.

Net income was $37.3 million, compared to $45.3 million in the second quarter of 2024, due to higher SG&A expenses, primarily driven by the addition of Supreme, along with personnel inflation in our legacy business, and increased investment spending. These higher costs were partially offset by lower interest expense, which declined year-over-year due to the absence of one-time charges associated with the Senior Notes issued in June 2024 to fund the acquisition of Supreme. Net income margin was 5.1% compared to 6.7% in the prior year.

Adjusted EBITDA1 was $105.4 million, compared to $105.1 million in the second quarter of 2024. Adjusted EBITDA margin1 decreased 110 basis points to 14.4%, on lower volume and unfavorable fixed cost leverage, which more than offset savings from our continuous improvement efforts net of inflation, contributions from Supreme, and the benefit of anticipated net ASP improvements.

Diluted earnings per share were $0.29 compared to $0.35 in the second quarter of 2024. Adjusted diluted earnings per share1 were $0.40 compared to $0.45 in the second quarter of 2024.

Balance Sheet, Cash Flow and Capital Allocation
As of June 29, 2025, the Company had $120.1 million in cash and $418.6 million of availability under its revolving credit facility. Total debt was $998.7 million and our ratio of total debt to net income from the most recent trailing twelve months was 10.7x as of June 29, 2025. For the same period, net debt1 was $878.6 million and our ratio of net debt to adjusted EBITDA1 was 2.5x.

Net cash provided by operating activities was $53.4 million for the twenty-six weeks ended June 29, 2025, compared to net cash provided by operating activities of $96.1 million for the twenty-six weeks ended June 30, 2024. This decline was due to lower net income coupled with interest payments related to the Senior Notes issued in June 2024 to fund the acquisition of Supreme. Free cash flow1 was $25.5 million for the twenty-six weeks ended June 29, 2025, compared to $77.8 million for the twenty-six weeks ended June 30, 2024.

During the twenty-six weeks ended June 29, 2025, the Company repurchased approximately 1.4 million shares of common stock for approximately $18.1 million.

2025 Financial Outlook
For full year 2025, the Company expects the following:

•	Net sales year-over-year decrease of low single-digit percentage
◦	Organic net sales decrease of mid-single-digit percentage
◦	Acquisition-related net sales increase of mid-single-digit percentage
•	Adjusted EBITDA[1,2] in the range of $315 to $365 million, with related adjusted EBITDA margin[1,2] of roughly 12.0% to 13.5%
•	Adjusted diluted earnings per share[1,2] in the range of $1.03 to $1.32

The Company continues to expect organic net sales performance to outperform the underlying market, as new products and channel specific offerings, and previously implemented price actions gain traction. In addition, the Company remains committed to its full-year objective of generating free cash flow in excess of net income.

This 2025 Financial Outlook only reflects the impact of tariffs in effect as of the date of this release. It does not reflect any other potential tariff impacts on Company costs or end market demand. The Company believes the dynamic nature of the tariffs, specifically the uncertainty of implementation, potential timing and duration, limits the usefulness of estimating this information. We undertake no obligation to update this outlook as circumstances evolve. Additionally, this outlook does not reflect any anticipated financial benefits from the proposed merger with American Woodmark Corporation (“American Woodmark”), nor does it include expected transaction-related costs.

“We saw meaningful improvements in performance throughout the second quarter, particularly in May and June, with stronger sales and adjusted EBITDA contributing to a solid result in the quarter,” said Andi Simon, Executive Vice President and Chief Financial Officer. “Our solid second quarter financial performance, along with our ability to navigate this challenging environment and an unchanged market outlook, gives us the confidence to maintain our previously stated guidance for the year. Further, our merger with American Woodmark is expected to strengthen our financial profile by unlocking meaningful cost synergies, enhancing free cash flow generation, and positioning the combined company to further invest in growth opportunities following the close of the transaction, which is expected in early 2026.”

Transaction Details
MasterBrand and American Woodmark announced today that they have entered into a definitive agreement whereby MasterBrand will combine with American Woodmark via an all-stock transaction to accelerate value delivery. Under the terms of the agreement, at closing, American Woodmark shareholders will receive 5.150 shares of MasterBrand common stock for each share of American Woodmark common stock. The consideration implies a pro forma equity value of $2.4 billion and an enterprise value of $3.6 billion based on the exchange ratio and closing share price as of August 5, 2025. MasterBrand anticipates run-rate cost synergies of approximately $90 million by the end of year three and accretion to MasterBrand’s adjusted diluted EPS in year two, following close.

The transaction consideration is comprised solely of MasterBrand stock; however, MasterBrand plans to arrange a revolver expansion with its current banking group in order to pay off American Woodmark debt at close of the transaction, which is expected to occur in early 2026, subject to approval of the transaction by MasterBrand and American Woodmark shareholders, the receipt of regulatory approvals, and the satisfaction of other customary closing conditions.

Conference Call Details
The Company will hold a joint live conference call and webcast at 8:00a.m. ET today, August 6, 2025, to discuss its financial results, business outlook, and merger agreement with American Woodmark. This call will take place in lieu of MasterBrand’s second quarter earnings call, which was previously scheduled for today at 4:30p.m. ET. Telephone access to the live call will be available at (888) 428-7458 (U.S.) or by dialing (862) 298-0702 (international). The live audio webcast can be accessed on the “Investors” section of the MasterBrand website www.masterbrand.com.

A telephone replay will be available approximately one hour following completion of the call through August 20, 2025. To access the replay, please dial 877-660-6853 (U.S.) or 201-612-7415 (international). The replay passcode is 13755233. An archived webcast of the conference call will also be available on the "Investors" page of the Company's website.

Non-GAAP Financial Measures
To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this earnings release, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies.

We use EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share (“adjusted diluted EPS”), free cash flow, net debt, and net debt to adjusted EBITDA, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.  Adjusted net income is calculated by removing the impact of non-operational results, including non-cash amortization expense, which is not deemed to be indicative of the results of current or future operations, and special items from net income. Adjusted net income margin is calculated as adjusted net income divided by net sales. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items. We believe these non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance.

Free cash flow is defined as cash flow from operations less capital expenditures. We believe that free cash flow is a useful measure to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of our business strategy, and is used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis.  Net debt to adjusted EBITDA is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. Net debt to adjusted EBITDA is used by management to assess our financial leverage and ability to service our debt obligations.

As required by SEC rules, detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are included in the financial statement section of this earnings release. We have not provided a reconciliation of our fiscal 2025 adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS guidance because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, and adjusted diluted EPS.  Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions used for historical non-GAAP measures.

About MasterBrand:
MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 7,700 dealers, major retailers and builders. MasterBrand employs over 13,000 associates across more than 20 manufacturing facilities and offices. Additional information can be found at www.masterbrand.com.

Forward-Looking Statements:
Certain statements contained in this Press Release, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts.  Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management.  Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 and other filings with the SEC.

The forward-looking statements included in this document are made as of the date of this Press Release and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Press Release.

Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include:

•	Our ability to develop and expand our business;
•	Our ability to develop new products or respond to changing consumer preferences and purchasing practices;
•	Our anticipated financial resources and capital spending;
•	Our ability to manage costs;
•	Our ability to effectively manage manufacturing operations and capacity, or an inability to maintain the quality of our products;
•	The impact of our dependence on third parties to source raw materials and our ability to obtain raw materials in a timely manner or fluctuations in raw material costs;
•	Our ability to accurately price our products;
•	Our projections of future performance, including future revenues, capital expenditures, gross margins, and cash flows;
•	The effects of competition;
•	Costs of complying with evolving tax and other regulatory requirements and the effect of actual or alleged violations of tax, environmental or other laws;
•	The effect of climate change and unpredictable seasonal and weather factors;
•	Conditions in the housing market in the United States, Canada and Mexico;
•	The expected strength of our existing customers and consumers and any loss or reduction in business from one or more of our key customers or increased buying power of large customers;
•	Information systems interruptions or intrusions or the unauthorized release of confidential information concerning customers, employees, or other third parties;
•
Worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis, including risks associated with uncertain trade environments, changes to U.S. tariff policy and retaliatory tariffs imposed by other countries;

•	The effects of a public health crisis or other unexpected event;
•	Changes in the anticipated timing for closing the combination of MasterBrand with American Woodmark (the “Transaction”);
•	Delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Transaction;
•	The outcome of any legal proceedings that may be instituted against MasterBrand or American Woodmark following the announcement of the Transaction;
•	The inability to complete the Transaction;
•
The inability to recognize, or delays in obtaining, anticipated benefits of the  acquisition of Supreme and the Transaction, including synergies, which may be affected by, among other things, competition, the ability of the combined company to integrate operations in a successful manner and in the expected time period, grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

•	The impact of our current and any additional future debt obligations on our business, current and future operations, profitability and our ability to meet other obligations;
•	Business disruption following the acquisition of American Woodmark and during the pendency of or following the Transaction;
•	Diversion of management time on Transaction-related issues;
•	The reaction of customers and other persons to the acquisition of American Woodmark and the Transaction; and
•	Other statements contained in this Press Release regarding items that are not historical facts or that involve predictions.

Additional Information and Where to Find It

MasterBrand intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a joint proxy statement of MasterBrand and American Woodmark that will also constitute a prospectus of MasterBrand. Each of MasterBrand and American Woodmark may also file other relevant documents with the SEC regarding the transaction. This press release is not a substitute for the joint proxy statement/prospectus or Registration Statement or any other document that MasterBrand or American Woodmark may file with the SEC.  Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of MasterBrand and American Woodmark. INVESTORS AND SHAREHOLDERS OF MASTERBRAND AND AMERICAN WOODMARK ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MASTERBRAND, AMERICAN WOODMARK, THE TRANSACTION AND RELATED MATTERS. The Registration Statement and joint proxy statement/prospectus and other documents filed by MasterBrand or American Woodmark with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. Alternatively, investors and shareholders may obtain free copies of documents that are filed or will be filed with the SEC by MasterBrand, including the Registration Statement and the joint proxy statement/prospectus, on MasterBrand’s website at https://masterbrand.com/investors/financials/sec-filings/default.aspx, and may obtain free copies of documents that are filed or will be filed with the SEC by American Woodmark, including the joint proxy statement/prospectus, on American Woodmark’s website at https://americanwoodmark.com/investors/financial-reporting#secfilings. The information included on, or accessible through, MasterBrand’s or American Woodmark’s website is not incorporated by reference into this press release.

No Offer or Solicitation

This press release is not intended to be and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

MasterBrand, American Woodmark and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information about the directors and executive officers of MasterBrand is set forth in MasterBrand’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025, including under the headings “Proposal No. 1 Election of Directors—Our Director Nominees,” “Non-Employee Director Compensation,” “Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership Information” and “Equity Compensation Plan Information.”  Additional information regarding ownership of MasterBrand securities by its directors and executive officers is included in each person’s beneficial ownership reports on Forms 3, 4 and 5, as filed with the SEC. Information about the directors and executive officers of American Woodmark is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on June 25, 2025, including under the headings “Item 1 – Election of Directors—Information Regarding Nominees,” “Executive Compensation,” “Non-Management Directors’ Compensation,” and “Security Ownership,” and in its Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which was filed with the SEC on June 25, 2025, including under the heading “Executive Officers of the Registrant.” Additional information regarding ownership of American Woodmark securities by its directors and executive officers is included in each person’s beneficial ownership reports on Forms 3, 4 and 5, as filed with the SEC.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus included in the Registration Statement, and other relevant materials to be filed with the SEC regarding the transaction when such materials become available. Investors should read the Registration Statement and the joint proxy statement/prospectus carefully if and when these become available before making any voting or investment decisions. You may obtain free copies of these documents from MasterBrand or American Woodmark using the sources indicated above.

Investor Relations:
investorrelations@masterbrand.com

OR

C Street Advisory Group
masterbrand@thecstreet.com
212-372-4977

Media Contact:
media@masterbrand.com

Source: MasterBrand, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(U.S. Dollars presented in millions, except per share amounts)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
NET SALES	$730.9	$676.5	$1,391.2	$1,314.6
Cost of products sold	491.2	445.5	949.3	878.9
GROSS PROFIT	239.7	231.0	441.9	435.7
Gross Profit Margin	32.8%	34.1%	31.8%	33.1%
Selling, general and administrative expenses	159.4	146.7	313.4	284.5
Amortization of intangible assets	6.4	3.7	12.8	7.4
Restructuring charges	6.6	2.8	11.3	3.2
OPERATING INCOME	67.3	77.8	104.4	140.6
Interest expense	18.9	20.6	38.3	34.7
Other income, net	(0.6)	(2.9)	(0.2)	(3.2)
INCOME BEFORE TAXES	49.0	60.1	66.3	109.1
Income tax expense	11.7	14.8	15.7	26.3
NET INCOME	$37.3	$45.3	$50.6	$82.8
Average Number of Shares of Common Stock Outstanding
Basic	126.8	127.0	127.2	127.0
Diluted	129.1	130.7	129.9	130.8
Earnings Per Common Share
Basic	$0.29	$0.36	$0.40	$0.65
Diluted	$0.29	$0.35	$0.39	$0.63

SUPPLEMENTAL INFORMATION - Quarter-to-date
(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	June 29,	June 30,
(U.S. Dollars presented in millions, except per share amounts and percentages)	2025	2024
1. Reconciliation of Net Income to EBITDA to ADJUSTED EBITDA
Net income (GAAP)	$37.3	$45.3
Interest expense	18.9	20.6
Income tax expense	11.7	14.8
Depreciation expense	17.8	13.5
Amortization expense	6.4	3.7
EBITDA (Non-GAAP Measure)	$92.1	$97.9
[1] Restructuring charges	6.6	2.8
[2] Restructuring-related charges	4.9	—
[3] Acquisition-related costs	1.9	4.4
[4] Recognition of pension settlement adjustment	(0.1)	—
Adjusted EBITDA (Non-GAAP Measure)	$105.4	$105.1

2. Reconciliation of Net Income to Adjusted Net Income
Net Income (GAAP)	$37.3	$45.3
[1] Restructuring charges	6.6	2.8
[2] Restructuring-related charges	4.9	—
[3] Acquisition-related costs	1.9	4.4
[4] Recognition of pension settlement adjustment	(0.1)	—
[5] Amortization expense	6.4	3.7
[6] Non-recurring components of interest expense	—	6.5
[7] Income tax impact of adjustments	(4.9)	(4.4)
Adjusted Net Income (Non-GAAP Measure)	$52.1	$58.3

3. Earnings per Share Summary
Diluted EPS (GAAP)	$0.29	$0.35
Impact of adjustments	$0.11	$0.10
Adjusted Diluted EPS (Non-GAAP Measure)	$0.40	$0.45

Weighted average diluted shares outstanding	129.1	130.7

4. Profit Margins
Net Sales (GAAP)	$730.9	$676.5
Net Income Margin percentage (GAAP)	5.1%	6.7%
Adjusted Net Income Margin percentage (Non-GAAP Measure)	7.1%	8.6%
Adjusted EBITDA Margin percentage (Non-GAAP Measure)	14.4%	15.5%

SUPPLEMENTAL INFORMATION
(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	June 29,	June 30,
(U.S. Dollars presented in millions, except per share amounts and percentages)	2025	2024
1. Reconciliation of Net Income to EBITDA to Adjusted EBITDA
Net income (GAAP)	$50.6	$82.8
Interest expense	38.3	34.7
Income tax expense	15.7	26.3
Depreciation expense	34.2	25.7
Amortization expense	12.8	7.4
EBITDA (Non-GAAP Measure)	$151.6	$176.9
[1] Restructuring charges	11.3	3.2
[2] Restructuring-related charges	5.9	—
[3] Acquisition-related costs	3.5	4.4
[4] Recognition of pension settlement charge	0.2	—
Adjusted EBITDA (Non-GAAP Measure)	$172.5	$184.5

2. Reconciliation of Net Income to Adjusted Net Income
Net Income (GAAP)	$50.6	$82.8
[1] Restructuring charges	11.3	3.2
[2] Restructuring-related charges	5.9	—
[3] Acquisition-related costs	3.5	4.4
[4] Recognition of pension settlement charge	0.2	—
[5] Amortization expense	12.8	7.4
[6] Non-recurring components of interest expense	—	6.5
[7] Income tax impact of adjustments	(8.4)	(5.4)
Adjusted Net Income (Non-GAAP Measure)	$75.9	$98.9

3. Earnings per Share Summary
Diluted EPS (GAAP)	$0.39	$0.63
Impact of adjustments	$0.19	$0.13
Adjusted Diluted EPS (Non-GAAP Measure)	$0.58	$0.76

Weighted average diluted shares outstanding	129.9	130.8

4. Profit Margins
Net Sales (GAAP)	$1,391.2	$1,314.6
Net Income margin percentage (GAAP)	3.6%	6.3%
Adjusted Net Income margin percentage (Non-GAAP Measure)	5.5%	7.5%
Adjusted EBITDA margin percentage (Non-GAAP Measure)	12.4%	14.0%

TICK LEGEND:

[1] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations, and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented primarily include workforce reduction costs, lease abandonment costs and asset disposals for facilities that have been closed, but not yet sold.

[2] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, gains/losses on the sale of facilities closed as a result of restructuring actions, and costs resulting from the redeployment of equipment within the manufacturing footprint.

[3] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation, and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs incurred for all periods presented are primarily associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024, and are comprised primarily of professional fees and stock-based compensation.

[4] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In 2024, the Company made the decision to terminate our defined benefit pension plan. During the twenty-six weeks ended June 29, 2025, the Company recognized a settlement charge of $0.2 million related to the final valuation of the pension plan.

[5] Beginning in the second quarter of fiscal 2024 reporting, management began adding back amortization of intangible assets in calculating adjusted net income and adjusted diluted EPS for all periods presented. Non-cash amortization expenses are not indicative of the Company’s ongoing operations.

[6] Non-recurring components of interest expense are one-time costs associated with the refinancing of debt facilities and usage of temporary debt facilities. The non-recurring components of interest expense in the second quarter of fiscal 2024 relate primarily to non-recurring write-offs of deferred financing costs resulting from the debt restructuring transaction. These charges are classified as interest expense within the Condensed Consolidated Statements of Income and are not indicative of the Company’s ongoing operating performance.

[7] In order to calculate Adjusted Net Income, each of the items described in Items [1] - [6] above reflect tax effects based upon an estimated annual effective income tax rate of 25.0 percent, inclusive of recurring permanent differences and the net effect of state income taxes and excluding the impact of discrete income tax items. Discrete items are recorded in the relevant period identified and include, but are not limited to, changes in judgment or estimates of uncertain tax positions related to prior periods, return-to-provision adjustments, the tax effect of relevant stock-based compensation items, and certain changes in valuation allowances for the realizability of deferred tax assets. Management believes this approach assists investors in understanding the income tax provision and the estimated annual effective income tax rate related to ongoing operations.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 29,		June 30,
(U.S. Dollars presented in millions)	2025		2024
ASSETS
Current assets
Cash and cash equivalents	$120.1		$189.4
Accounts receivable, net	218.8		213.5
Inventories	277.0		270.0
Other current assets	73.8		72.4
TOTAL CURRENT ASSETS	689.7		745.3
Property, plant and equipment, net	478.4		343.0
Operating lease right-of-use assets, net	67.7		57.2
Goodwill	1,127.6		924.0
Other intangible assets, net	560.5		326.8
Other assets	33.5		30.8
TOTAL ASSETS	$2,957.4		$2,427.1
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$176.7		$173.6
Current operating lease liabilities	19.3		15.7
Other current liabilities	172.6		142.9
TOTAL CURRENT LIABILITIES	368.6		332.2
Long-term debt	998.7		688.9
Deferred income taxes	154.7		81.8
Pension and other postretirement plan liabilities	3.8		8.3
Operating lease liabilities	56.9		43.8
Other non-current liabilities	13.7		13.0
TOTAL LIABILITIES	1,596.4		1,168.0
Stockholders' equity	1,361.0		1,259.1
TOTAL EQUITY	1,361.0		1,259.1
TOTAL LIABILITIES AND EQUITY	$2,957.4		$2,427.1

Reconciliation of Net Debt
Long-term debt	998.7		688.9
Less: Cash and cash equivalents	(120.1)		(189.4)
Net Debt	$878.6		$499.5
Adjusted EBITDA for Prior Fiscal Year	363.6		383.4
Less: Prior Period Adjusted EBITDA	(184.5)		(187.8)
Plus: Current Period Adjusted EBITDA	172.5		184.5
Adjusted EBITDA (trailing twelve months)	$351.6		$380.1
Net Debt to Adjusted EBITDA	2.5	x	1.3	x

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	June 29,	June 30,
(U.S. Dollars presented in millions)	2025	2024
OPERATING ACTIVITIES
Net income	$50.6	$82.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34.2	25.7
Amortization of intangibles	12.8	7.4
Restructuring charges, net of cash payments	5.0	0.1
Amortization of finance fees	1.4	7.5
Stock-based compensation	10.8	11.1
Recognition of pension settlement charge	0.2	—
Changes in operating assets and liabilities:
Accounts receivable	(26.9)	(11.2)
Inventories	0.2	(20.7)
Other current assets	0.1	(9.1)
Accounts payable	(5.5)	21.8
Accrued expenses and other current liabilities	(23.2)	(22.9)
Other items	(6.3)	3.6
NET CASH PROVIDED BY OPERATING ACTIVITIES	53.4	96.1
INVESTING ACTIVITIES
Capital expenditures	(27.9)	(18.3)
Proceeds from the disposition of assets	3.6	6.4
NET CASH USED IN INVESTING ACTIVITIES	(24.3)	(11.9)
FINANCING ACTIVITIES
Issuance of long-term and short-term debt	115.0	700.0
Repayments of long-term and short-term debt	(125.0)	(712.5)
Payment of financing fees	—	(15.2)
Repurchase of common stock	(18.1)	(6.5)
Payments of employee taxes withheld from share-based awards	(4.6)	(5.1)
Other items	(1.3)	(1.0)
NET CASH USED IN FINANCING ACTIVITIES	(34.0)	(40.3)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4.0	(3.2)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	$(0.9)	$40.7
Cash, cash equivalents, and restricted cash at beginning of period	$121.6	$148.7
Cash, cash equivalents, and restricted cash at end of period	$120.7	$189.4

Cash and cash equivalents	$120.1	$189.4
Restricted cash included in other assets	0.6	—
Total cash, cash equivalents and restricted cash	$120.7	$189.4

Reconciliation of Free Cash Flow
Net cash provided by operating activities	$53.4	$96.1
Less: Capital expenditures	(27.9)	(18.3)
Free cash flow	$25.5	$77.8